Exhibit 10.1

CONTRIBUTION AND TRANSFER AGREEMENT

dated as of May 27, 2015

by and between

ACACIA NATURAL GAS CORP I, INC.

and

ENLINK MIDSTREAM PARTNERS, LP

i

Table of Contents
(Continued)

EXHIBITS

Exhibit A	-	Form of Assignment Agreement
Exhibit B	-	Form of Partnership Agreement Amendment

APPENDICES

Appendix A	-	The Partnership and Acacia Designated Personnel

ii

CONTRIBUTION AND TRANSFER AGREEMENT

This Contribution and Transfer Agreement (this “Agreement”) is made and effective as of May 27, 2015, by and among Acacia Natural Gas Corp I, Inc., a Delaware corporation (“Acacia”), and EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).  Capitalized terms used herein without definition have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, Acacia and EnLink Midstream Operating, LP, a Delaware limited partnership and a wholly-owned subsidiary of the Partnership (“Operating”), are the sole limited partners of EnLink Midstream Holdings, LP, a Delaware limited partnership (“Holdings”);

WHEREAS, the general partner of Holdings is a wholly-owned subsidiary of Operating;

WHEREAS, Acacia owns 25% of the Limited Partner Interests (as defined in the Holdings Partnership Agreement) of Holdings and Operating owns 75% of the Limited Partner Interests of Holdings;

WHEREAS, Acacia desires to contribute, transfer, assign and convey the 25% of the Limited Partner Interests that it owns (the “Transferred Interests”) to the Partnership (which may, in turn, contribute the Transferred Interests to Operating, in which case the Partnership may direct that the assignment be made directly to Operating), pursuant to the terms of this Agreement and the Assignment Agreement;

WHEREAS, the Partnership desires to accept and acquire the Transferred Interests in accordance with the terms of this Agreement and the Assignment Agreement;

WHEREAS, consistent with Section 6.4 of the Holdings Partnership Agreement, the Partnership will direct Acacia to contribute, transfer, assign and convey the Transferred Interests directly to Operating pursuant to the Assignment Agreement; and

WHEREAS, the Conflicts Committee has previously (i) received an opinion of Simmons & Company International, the financial advisor to the Conflicts Committee (the “Financial Advisor”), that the terms of the transactions contemplated by this Agreement and all related agreements described in this Agreement are fair to the Partnership and the holders of the Partnership’s Common Units (other than EnLink Midstream, Inc., Acacia and their respective controlling affiliates) from a financial point of view, and (ii) found the Transaction to be fair and reasonable to the Partnership and the holders of its Common Units (other than EnLink Midstream, Inc., Acacia and their respective controlling affiliates) and recommended that the board of directors (the “Board of Directors”) of the General Partner approve the Transaction and, subsequently, the Board of Directors approved the Transaction.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1                                   Definitions.

The respective terms defined in this Section 1.1 shall, when used in this Agreement, have the respective meanings specified herein, with each such definition equally applicable to both singular and plural forms of the terms so defined:

“Acacia” has the meaning ascribed to such term in the preamble.

“Acacia Fundamental Representations” has the meaning ascribed to such term in Section 6.3.

“Acacia Indemnified Parties” has the meaning ascribed to such term in Section 6.2.

“Affiliate,” when used with respect to a Person, means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such first Person; provided, however, that (i) with respect to Acacia, the term “Affiliate” shall exclude the Partnership, the General Partner and the Partnership’s subsidiaries and (ii) with respect to the Partnership, the term “Affiliate” shall exclude EnLink Midstream, Inc., Acacia and their Controlling Affiliates.  No Person shall be deemed an Affiliate of any Person solely by reason of the exercise or existence of rights, interests or remedies under this Agreement.

“Agreement” has the meaning ascribed to such term in the preamble.

“Applicable Law” means any applicable law or administrative rule or regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree of any Governmental Authority having valid jurisdiction.

“Assignment Agreement” means that Assignment and Assumption Agreement substantially in the form of Exhibit A attached hereto, to be executed by Acacia, the Partnership and Operating, pursuant to which Acacia will assign the Transferred Interests to the Partnership or Operating.

“Board of Directors” has the meaning ascribed to such term in the recitals.

“Ceiling Amount” has the meaning ascribed to such term in Section 6.10(a).

“Closing” has the meaning ascribed to such term in Section 2.3.

“Closing Date” has the meaning ascribed to such term in Section 2.3.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Units” means the Partnership’s Common Units representing limited partner interests of the Partnership having the terms set forth in the Partnership Agreement.

“Conflicts Committee” means the conflicts committee of the Board of Directors.

“Consideration Units” has the meaning ascribed to such term in Section 2.2.

“Control” and its derivatives mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.  The terms “Controlling” and “Controlled” shall have correlative meanings.

“Damages” means liabilities and obligations, including all losses, deficiencies, costs, expenses, fines, interest, expenditures, claims, suits, proceedings, judgments, damages, and reasonable attorneys’ fees and reasonable expenses of investigating, defending and prosecuting litigation.

“Direct Claim” has the meaning ascribed to such term in Section 6.9.

“DRULPA” means the Delaware Revised Uniform Limited Partnership Act.

“Enforceability Exceptions” has the meaning ascribed to such term in Section 3.2(b).

“ENLC Credit Agreement” means that certain Credit Agreement, dated as of March 7, 2014, among EnLink Midstream, LLC, Bank of America, N.A., Citibank, N.A., Wells Fargo Bank, National Association, Royal Bank of Canada and Bank of Montreal.

“ENLK Class E Common Units” means the Partnership’s Class E Common Units representing limited partner interests of the Partnership having the terms set forth in the Partnership Agreement Amendment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Advisor” has the meaning ascribed to such term in the recitals.

“GAAP” means generally accepted accounting principles in the United States of America.

“General Partner” means EnLink Midstream GP, LLC, the general partner of the Partnership.

“Governmental Approval” means any consent, approval, license, permit, order, or authorization of, or registration, declaration, or filing with, any Governmental Authority.

“Governmental Authority” means any federal, state, municipal or other government, governmental court, department, commission, board, bureau, agency or instrumentality.

“Holdings” has the meaning ascribed to such term in the recitals.

“Holdings Assets” means all of the assets owned on the Closing Date by Holdings.

“Holdings Material Adverse Effect” means a material adverse effect on or material adverse change in (i) the assets, liabilities, financial condition or results of operations of Holdings, taken as a whole, other than any effect or change (a) that impacts the oil and gas midstream industry generally (including any change in the prices of crude oil, condensate, natural gas or other hydrocarbon products, industry margins or any regulatory changes or changes in Applicable Law or GAAP), (b) in United States or global political or economic conditions or financial markets in general, or (c) resulting from the announcement of the transactions contemplated by this Agreement and the Assignment Agreement and the taking of any actions contemplated by this Agreement or the Assignment Agreement, provided, that in the case of clauses (a) and (b), the impact on Holdings is not materially disproportionate to the impact on similarly situated parties in the oil and gas midstream industry, or (ii) the ability of Acacia to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

“Holdings Partnership Agreement” means that certain First Amended and Restated Agreement of Limited Partnership of Holdings, dated as of March 7, 2014.

“Knowledge,” as used in this Agreement with respect to a party hereof, means the actual knowledge of that party’s designated personnel, after reasonable inquiry.  The designated personnel for Acacia and the Partnership are set forth on Appendix A.

“Lien” means any mortgage, deed of trust, lien, security interest, pledge, conditional sales contract, charge or encumbrance.

“Notice” has the meaning ascribed to such term in Section 7.4.

“Operating” has the meaning ascribed to such term in the recitals.

“Partnership” has the meaning ascribed to such term in the preamble.

“Partnership Agreement” means that certain Seventh Amended and Restated Limited Partnership Agreement of the Partnership, dated as of July 7, 2014, as amended by that certain Amendment No. 1 to the Partnership Agreement, dated as of February 17, 2015, that certain Amendment No. 2 to the Partnership Agreement, dated as of March 16, 2015 and the Partnership Agreement Amendment.

“Partnership Agreement Amendment” means Amendment No. 3 to the Partnership Agreement, dated as of the date hereof, in the form attached hereto as Exhibit B.

“Partnership Financial Statements” has the meaning ascribed to such term in Section 4.5.

“Partnership Fundamental Representations” has the meaning ascribed to such term in Section 6.3.

“Partnership Indemnified Parties” has the meaning ascribed to such term in Section 6.1.

“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or other entity.

“SEC Documents” has the meaning ascribed to such term in Section 4.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Third Party Indemnity Claim” has the meaning ascribed to such term in Section 6.4(a).

“Transaction” means the sale, transfer, assignment and conveyance of the Transferred Interests and the other transactions contemplated hereby and by the Assignment Agreement pursuant to the terms of, and subject to the conditions set forth in, this Agreement and the Assignment Agreement.

“Transfer Taxes” has the meaning ascribed to such term in Section 5.1.

“Transferred Interests” has the meaning ascribed to such term in the recitals.

Section 1.2                                   Construction.

In constructing this Agreement: (a) the word “includes” and its derivatives means “includes, without limitation” and corresponding derivative expressions; (b) the currency amounts referred to herein, unless otherwise specified, are in United States dollars; (c) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; (d) unless otherwise specified, all references in this Agreement to “Article,” “Section,” “Exhibit,” “preamble” or “recitals” shall be references to an Article, Section, Exhibit, preamble or recitals hereto; and (e) whenever the context requires, the words used in this Agreement shall include the masculine, feminine and neuter and singular and the plural.

ARTICLE II
CONVEYANCE AND CLOSING

Section 2.1                                   Conveyance.

Upon the terms and subject to the conditions set forth in this Agreement and in the Assignment Agreement, on the Closing Date, Acacia shall contribute, transfer, assign and convey the Transferred Interests to the Partnership (which may, in turn, contribute such Transferred Interests to Operating, in which case the Partnership may direct that the assignment be made directly to Operating).  Such contribution, transfer, assignment and conveyance of Transferred Interests shall be effected free and clear of all Liens (other than restrictions under the Holdings Partnership Agreement and applicable federal and state securities laws).

Section 2.2                                   Consideration.

As consideration for the contribution, transfer, assignment and conveyance of the Transferred Interests as set forth in Section 2.1, the Partnership shall issue 36,629,888 ENLK Class E Common Units (the “Consideration Units”) to Acacia.

Section 2.3                                   Closing.

The closing (the “Closing”) of the Transaction will be held on the date hereof (the “Closing Date”) at the offices of the Partnership at 2501 Cedar Springs Rd., Dallas, Texas 75201. At the Closing, (a) Acacia shall deliver to the Partnership, or cause to be delivered to the Partnership, the Assignment Agreement duly executed by Acacia and (b) the Partnership shall deliver to Acacia, or cause to be delivered to Acacia, (i) the Consideration Units specified in Section 2.2 in certificated form, (ii) the Assignment Agreement duly executed by the Partnership and Operating and (iii) a duly executed copy of the Partnership Agreement Amendment.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF ACACIA

Acacia hereby represents and warrants to the Partnership that, as of the date hereof:

Section 3.1                                   Organization of Acacia.

Acacia is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted.

Section 3.2                                   Authority and Approval.

(a)                                 Acacia has full corporate power and authority to execute and deliver this Agreement and the Assignment Agreement, to perform all of the obligations hereof and thereof to be performed by it and to consummate the Transaction.  The execution and delivery by Acacia of this Agreement and the Assignment Agreement, the performance of all of the obligations hereof and thereof to be performed by Acacia and the consummation of the Transaction have been duly authorized and approved by all requisite corporate action on the part of Acacia.

(b)                                 This Agreement has been duly executed and delivered by Acacia and constitutes the valid and legally binding obligation of Acacia, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity) (collectively, the “Enforceability Exceptions”).  When executed and delivered by each of the parties thereto, the Assignment Agreement will constitute a valid and legally binding obligation of Acacia, enforceable against Acacia in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

Section 3.3                                   No Conflict; Consents.

(a)                                 The execution, delivery and performance of this Agreement and the Assignment Agreement by Acacia do not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the Transaction will not, (i) violate, conflict with, result in any breach of, or require the consent of any Person under, any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Acacia; (ii) conflict with or violate any provision of any Applicable Law; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any material indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which Acacia is a party or by which it or any of its properties or assets are bound; or (iv) result in the creation of any Lien (except for restrictions on transfer imposed under the Holdings Partnership Agreement or by applicable federal or state securities laws) on any of the Transferred Interests under any such indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument, except in the case of clauses (ii), (iii) and (iv) for those items which, individually or in the aggregate, would not reasonably be expected to have a Holdings Material Adverse Effect.

(b)                                 No consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by Acacia with respect to the Transferred Interests in connection with the execution, delivery and performance of this Agreement and the Assignment Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired or (ii) those which individually or in the aggregate would not reasonably be expected to have a Holdings Material Adverse Effect.

Section 3.4                                   Title to Transferred Interests.

Acacia owns, beneficially and of record, the Transferred Interests and will convey good title, free and clear of all Liens (other than restrictions under the Holdings Partnership Agreement and applicable federal and state securities laws), to the Transferred Interests to the Partnership or Operating.  Except as set forth in the Holdings Partnership Agreement and the ENLC Credit Agreement, the Transferred Interests are not subject to any agreements or understandings with respect to the voting or transfer of any of the Transferred Interests (except the contribution of the Transferred Interests contemplated by this Agreement and restrictions under applicable federal and state securities laws).  All restrictions and Liens on the Transferred Interests that are imposed by the ENLC Credit Agreement will terminate upon the Closing.

Section 3.5                                   Compliance.

Acacia’s ownership of the Transferred Interests is and has been in compliance in all material respects with all Applicable Law, and Acacia has not received notice from any Governmental Authority asserting any act of non-compliance.

Section 3.6                                   Litigation; Laws and Regulations.

There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to Acacia’s Knowledge, threatened that (a) question or involve the validity or enforceability of any of Acacia’s obligations under this Agreement or the Assignment Agreement or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by Acacia of the Transaction or (ii) damages in connection with any such consummation.

Section 3.7                                   Brokerage Arrangements.

Acacia has not entered (directly or indirectly) into any agreement with any Person that would obligate Acacia, Holdings, the Partnership or any of their respective Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement, the Assignment Agreement or the transactions contemplated hereby or thereby.

Section 3.8                                   Investment Intent.

Acacia is accepting the Consideration Units for its own account with the present intention of holding the Consideration Units for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws.  Acacia does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to such Consideration Units.  Acacia has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in such Consideration Units.  Acacia acknowledges that such Consideration Units, and the Common Units issuable upon conversion thereof, are not currently registered under the Securities Act or any applicable state securities law and might not be registered in the future, and that such Consideration Units, and the Common Units issuable upon conversion thereof, may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

Section 3.9                                   No Other Representations or Warranties.

Except for the representations and warranties contained in this Article III, neither Acacia nor any other Person makes any other express or implied representation or warranty with respect to Acacia, Holdings or the Transaction, and Acacia disclaims any other representations or warranties, whether made by Acacia, Holdings or any of their respective Affiliates, officers, directors, employees, agents or representatives.  Except for the representations and warranties contained in this Article III, Acacia hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Partnership or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Partnership by any director, officer, employee, agent, consultant, or representative of Acacia, Holdings or any of their respective Affiliates).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

The Partnership hereby represents and warrants to Acacia that, as of the date hereof:

Section 4.1                                   Organization and Existence.

Each of the Partnership and Operating is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership power and authority to own, operate and lease its properties and assets and to carry on its business as currently conducted.

Section 4.2                                   Authority and Approval.

(a)                                 Each of the Partnership and Operating has full limited partnership power and authority to execute and deliver this Agreement and the Assignment Agreement, as applicable, to perform all of the obligations hereof and thereof, as applicable, to be performed by it and to consummate the Transaction.  The execution and delivery of this Agreement and the Assignment Agreement, as applicable, the performance of all of its respective obligations hereunder and thereunder, as applicable, and the consummation of the Transaction have been duly authorized and approved by all requisite limited partnership action of each of the Partnership and Operating to the extent applicable.

(b)                                 This Agreement has been duly executed and delivered by or on behalf of the Partnership and constitutes the valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.  When executed and delivered by each of the parties thereto, the Assignment Agreement will constitute a valid and legally binding obligation of the Partnership and Operating, enforceable against the Partnership and Operating in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

Section 4.3                                   No Conflict; Consents.

(a)                                 The execution, delivery and performance of this Agreement and the Assignment Agreement by the Partnership and Operating, as applicable, do not, and the fulfillment and compliance with the terms and conditions hereof and thereof, as applicable, and the consummation of the Transaction will not, (i) violate, conflict with, result in any breach of, or require the consent of any Person under, any of the terms, conditions or provisions of the certificate of limited partnership or limited partnership agreement of the Partnership or Operating, in each case as amended as of the date hereof (including, with respect to the Partnership, the Partnership Agreement Amendment); (ii) conflict with or violate any provision of any Applicable Law; or (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under or result in a right of suspension, termination or cancellation of, any material indenture, mortgage, agreement, contract, commitment, license, concession, permit, lease, joint venture or other instrument to which the Partnership or Operating is a party or by which either is bound or to which any of the Partnership’s or Operating’s property or assets are bound.

(b)                                 No consent, approval, license, permit, order or authorization of any Governmental Authority or other Person is required to be obtained or made by the Partnership or Operating in connection with the execution, delivery, and performance of this Agreement and the Assignment Agreement, as applicable, or the consummation of the Transaction, except as have been waived or obtained or with respect to which the time for asserting such right has expired.

Section 4.4                                   Delivery of Opinion.

The Financial Advisor has delivered an opinion to the Conflicts Committee that the terms of the transactions contemplated by this Agreement and all related agreements described in this Agreement are fair to the Partnership and the holders of the Partnership’s Common Units (other than EnLink Midstream, Inc., Acacia and their respective controlling affiliates) from a financial point of view.

Section 4.5                                   Periodic Reports.

The Partnership’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “SEC Documents”) have been filed with the Commission on a timely basis.  The SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Partnership Financial Statements”), at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the Partnership Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) in the case of the Partnership Financial Statements, fairly present (in the case of unaudited statements, subject to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Partnership and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  KPMG LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed as independent registered public accountants of the Partnership as a result of or in connection with any disagreement with the Partnership on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 4.6                                   No Material Adverse Change.

Except as set forth in or contemplated by the SEC Documents and as contemplated by this Agreement, since December 31, 2014, and except for matters relating to the Transaction, the business of the Partnership and its subsidiaries, as applicable, has been conducted only in the ordinary course of business and there has not been any (a) material adverse effect on the Partnership, (b) acquisition or disposition of any material asset by the Partnership or any of its subsidiaries or any contract or arrangement therefore, other than in the ordinary course of business, (c) material change in any of the Partnership’s accounting principles, practices or methods except to the extent required in accordance with GAAP, (d) incurrence of material indebtedness other than in the ordinary course of business, (e) amendment, or approval of any amendment, to the charter documents of the Partnership, (f) material legal, regulatory or other similar proceedings for which the Partnership has been served or (g) material disputes, claims, audits or investigations, whether administrative, judicial or otherwise, instituted or, to the Partnership’s Knowledge, threatened by or against or affecting the Partnership.

Section 4.7                                   Consideration Units.

(a)                                 The Partnership has taken all limited partnership action necessary to authorize the issuance and delivery to Acacia of the Consideration Units as contemplated by this Agreement and of the Common Units issuable upon conversion of such Consideration Units.

(b)                                 When issued in accordance with the provisions of this Agreement, the Consideration Units, and the Common Units issuable upon conversion of such Consideration Units, will be validly issued in accordance with the Partnership Agreement and the DRULPA, fully paid (to the extent required by the Partnership Agreement), nonassessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA) and free and clear of all Liens (except for restrictions on transfer imposed under the Partnership Agreement or by applicable federal or state securities laws).

(c)                                  The Partnership Agreement Amendment has been duly and validly authorized and approved by the General Partner, and no other limited partnership or limited liability company proceedings on the part of the General Partner or the Partnership are necessary to authorize and approve the Partnership Agreement Amendment.

Section 4.8                                   Brokerage Arrangements.

The Partnership has not entered (directly or indirectly) into any agreement with any Person that would obligate Acacia, Holdings, the Partnership or any of their respective Affiliates to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement, the Assignment Agreement or the transactions contemplated hereby or thereby.

Section 4.9                                   Litigation.

There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the Partnership’s Knowledge, threatened that (a) question or involve the validity or enforceability of any of the Partnership’s or Operating’s obligations under this Agreement or the Assignment Agreement, as applicable, or (b) seek (or reasonably might be expected to seek) (i) to prevent or delay the consummation by the Partnership or Operating of the Transaction or (ii) damages in connection with any such consummation.

Section 4.10                            Investment Intent.

The Partnership is accepting the Transferred Interests for its own account with the present intention of holding the Transferred Interests (indirectly through Operating) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or state securities laws.  Other than the Assignment Agreement, the Partnership does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to, such Transferred Interests.  The Partnership has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in the Transferred Interests.  The Partnership acknowledges that such Transferred Interests are not currently registered under the Securities Act or any applicable state securities law and may not be registered in the future, and that such Transferred Interests may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

Section 4.11                            No Other Representations or Warranties.

Except for the representations and warranties contained in this Article IV, neither the Partnership nor any other Person (including, without limitation, Holdings) makes any other express or implied representation or warranty with respect to the Partnership (or Holdings) or the Transaction, and the Partnership disclaims any other representations or warranties, whether made by the Partnership, Holdings or any of their respective Affiliates, officers, directors, employees, agents or representatives.  Except for the representations and warranties contained in this Article IV, the Partnership and Holdings each hereby disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to Acacia or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to Acacia by any director, officer, employee, agent, consultant, or representative of the Partnership or any of its Affiliates).

ARTICLE V
TAX MATTERS

Section 5.1                                   Transfer Taxes.

All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees arising out of or in connection with the transactions effected pursuant to this Agreement (the “Transfer Taxes”) shall be borne equally by Acacia and the Partnership.  Each of Acacia and the Partnership shall file all necessary Tax Returns and other documentation with respect to such Transfer Taxes.  If required by Applicable Law, Acacia and the Partnership shall, and shall cause their respective Affiliates, as applicable, to join in the execution of any such Tax Returns and other documentation.

Section 5.2                                   Tax Treatment.

The parties acknowledge that the contribution and transfer of the Transferred Interests for the Consideration Units is properly characterized as a transaction described in Sections 721(a) of the Code.  The Parties further agree to file all Tax Returns in a manner consistent with the foregoing treatment.

ARTICLE VI
INDEMNIFICATION

Section 6.1                                   Indemnification of the Partnership.

Subject to the limitations set forth in this Agreement, Acacia, from and after the Closing Date, shall indemnify, defend and hold the Partnership and its Affiliates and their respective securityholders, directors, officers, and employees (in their capacities as such) (collectively, the “Partnership Indemnified Parties”), harmless from and against any and all Damages suffered or incurred by any Partnership Indemnified Party as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of Acacia in this Agreement or (ii) any breach of any agreement or covenant on the part of Acacia made under this Agreement or the Assignment Agreement or otherwise in connection with the Transaction.

Section 6.2                                   Indemnification of Acacia.

Subject to the limitations set forth in this Agreement, the Partnership, from and after the Closing Date, shall indemnify, defend and hold Acacia and its Affiliates and their respective securityholders, directors, officers, and employees (in their capacities as such) (collectively, the “Acacia Indemnified Parties”) harmless from and against any and all Damages suffered or incurred by any Acacia Indemnified Party as a result of or arising out of (i) any breach or inaccuracy of a representation or warranty of the Partnership in this Agreement or (ii) any breach of any agreement or covenant on the part of the Partnership or Operating made under this Agreement or the Assignment Agreement or otherwise in connection with the Transaction.

Section 6.3                                   Survival.

All the provisions of this Agreement shall survive the Closing, notwithstanding any investigation at any time made by or on behalf of any party hereto, provided that the representations and warranties set forth in Article III and Article IV shall terminate and expire on the date that is 12 months following the Closing Date, except (a) the representations and warranties of Acacia set forth in Section 3.1 (Organization of Acacia), Section 3.2 (Authority and Approval), Section 3.4 (Title to Transferred Interests) and Section 3.7 (Brokerage Arrangements) (the “Acacia Fundamental Representations”) shall survive indefinitely and (b) the representations and warranties of the Partnership set forth in Section 4.1 (Organization and Existence), Section 4.2 (Authority and Approval) and Section 4.8 (Brokerage Arrangements) (the “Partnership Fundamental Representations”) shall survive indefinitely.  After a representation and warranty has terminated and expired, no indemnification shall or may be sought pursuant to this Article VI on the basis of that representation and warranty by any Person who would have been entitled pursuant to this Article VI to indemnification on the basis of that representation and warranty prior to its termination and expiration, provided that in the case of each representation and warranty that shall terminate and expire as provided in this Section 6.3, no claim presented in writing for indemnification pursuant to this Article VI on the basis of that representation and warranty prior to its termination and expiration shall be affected in any way by that termination and expiration.  The indemnification obligations under this Article VI or elsewhere in this Agreement shall apply regardless of whether any suit or action results solely or in part from the active, passive or concurrent negligence or strict liability of the indemnified party.  The covenants and agreements entered into pursuant to this Agreement to be performed after the Closing shall survive the Closing and shall remain in full force and effect until such covenant or agreement is fully performed in accordance with the terms of this Agreement.

Section 6.4                                   Demands.

(a)                                 Each indemnified party hereunder agrees that promptly upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement, including receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, by any third party (such claims for indemnity involving third-party claims being collectively referred to herein as the “Third Party Indemnity Claims”), with respect to any matter as to which it claims to be entitled to indemnity under the provisions of this Agreement, it will give prompt notice thereof in writing to the indemnifying party, together with a statement of such information in respect of any of the foregoing as it shall have.  Such notice shall include a formal demand for indemnification under this Agreement.

(b)                                 Notwithstanding the foregoing, if the indemnified party fails to notify the indemnifying party thereof in accordance with the provisions of this Agreement in sufficient time to permit the indemnifying party or its counsel to defend against a Third Party Indemnity Claim and to make a timely response thereto, the indemnifying party’s indemnity obligation relating to such Third Party Indemnity Claim shall not be relieved except in the event and only to the extent that the indemnifying party is prejudiced or damaged by such failure.

Section 6.5                                   Right to Contest and Defend.

(a)                                 The indemnifying party shall be entitled, at its sole cost and expense, to contest and defend by all appropriate legal proceedings any Third Party Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, that notice of the intention to so defend shall be delivered by the indemnifying party to the indemnified party within twenty (20) days from the date of receipt by the indemnifying party of notice by the indemnified party of the assertion of the Third Party Indemnity Claim.  Any such defense may be conducted in the name and on behalf of the indemnifying party or the indemnified party as may be appropriate.  Such defense shall be conducted by reputable counsel employed by the indemnifying party and not reasonably objected to by the indemnified party, but the indemnified party shall have the right but not the obligation to participate in such proceedings and to be represented by counsel of its own choosing at its sole cost and expense.

(b)                                 The indemnifying party shall have full authority to determine all action to be taken with respect to legal proceedings relating to any Third Party Indemnity Claim for which it is called upon to indemnify the indemnified party under the provisions of this Agreement; provided, however, that the indemnifying party will not have the authority to subject the indemnified party to any obligation whatsoever, other than the performance of purely ministerial tasks or obligations not involving material expense or injunctive relief.  If the indemnifying party does not elect to defend any such Third Party Indemnity Claim, the indemnified party may pursue such defense and the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party.  If the indemnifying party assumes the defense of a Third Party Indemnity Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Indemnity Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Indemnity Claim, which releases the indemnified party completely in connection with such Third Party Indemnity Claim and which would not otherwise adversely affect the indemnified party as determined by the indemnified party in its sole discretion.

(c)                                  Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Indemnity Claim (but shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Indemnity Claim) if the Third Party Indemnity Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages.  If such equitable relief or other relief portion of the Third Party Indemnity Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

Section 6.6                                   Cooperation.

If requested by the indemnifying party, the indemnified party agrees to cooperate with the indemnifying party and its counsel in defending against any Third Party Indemnity Claim that the indemnifying party elects to defend or, if appropriate, in making any counterclaim against the person asserting the Third Party Indemnity Claim, or any cross-complaint against any person, and the indemnifying party will reimburse the indemnified party for any expenses incurred by it in so cooperating.  Likewise, at no cost or expense to the indemnified party, the indemnifying party shall cooperate with the indemnified party and its counsel in the foregoing scenarios with respect to any Third Party Indemnity Claim.

Section 6.7                                   Right to Participate.

The indemnified party agrees to afford the indemnifying party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any Third Party Indemnity Claim against the indemnified party or conferences with representatives of or counsel for such Persons.  The indemnifying party agrees to provide the same participation rights to the indemnified party and its counsel with respect to any Third Party Claim that the indemnifying party elects to defend in accordance with Section 6.5(a).

Section 6.8                                   Payment of Damages.

The indemnification required hereunder shall be made by periodic payments of the amount of Damages in connection therewith within ten (10) days as and when reasonably specific bills are received by, or Damages are incurred and reasonable evidence thereof is delivered to, the indemnifying party.  In calculating any amount to be paid by an indemnifying party by reason of the provisions of this Agreement, the amount shall be reduced by all insurance proceeds and any indemnification reimbursement proceeds received from third parties credited to or received by the indemnified party related to the Damages.

Section 6.9                                   Direct Claim.

Any claim by an indemnified party with respect to any Damages which do not result from a Third Party Indemnity Claim (a “Direct Claim”) will be asserted by giving the indemnifying party reasonably prompt written notice thereof, stating the nature of such claim in reasonable detail and indicating the estimated amount, if practicable.  The indemnifying party will have a period of forty-five (45) days from receipt of such Direct Claim within which to respond to such Direct Claim.  If the indemnifying party does not respond within such forty-five (45) day period, the indemnifying party will be deemed to have accepted such Direct Claim.  If the indemnifying party rejects such Direct Claim, the indemnified party will be free to seek enforcement of its rights to indemnification under this Agreement.

Section 6.10                            Limitations on Indemnification.

(a)                                 To the extent that the Partnership Indemnified Parties are entitled to indemnification for Damages pursuant to Section 6.1(i), Acacia’s aggregate liability to the Partnership Indemnified Parties under Section 6.1(i) shall not exceed $135,000,000 (the “Ceiling Amount”).  Notwithstanding the foregoing, the Ceiling Amount shall not apply to breaches or inaccuracies of the Acacia Fundamental Representations.

(b)                                 To the extent that the Acacia Indemnified Parties would otherwise be entitled to indemnification for Damages pursuant to Section 6.2(i), the Partnership’s aggregate liability to the Acacia Indemnified Parties under Section 6.2 shall not exceed the Ceiling Amount.  Notwithstanding the foregoing, the Ceiling Amount shall not apply to breaches or inaccuracies of the Partnership Fundamental Representations.

(c)                                  Additionally, neither the Partnership, on the one hand, nor Acacia, on the other hand, will be liable as an indemnitor, and each of Acacia and the Partnership hereby waives claims against the other party, under this Agreement for any consequential, incidental, special, indirect, exemplary or punitive damages based on any theory of liability (including lost profits) suffered or incurred by the indemnified party or parties except to the extent resulting pursuant to Third Party Indemnity Claims.

Section 6.11                            Sole Remedy.

No party shall have liability under this Agreement, the Assignment Agreements or the transactions contemplated hereby or thereby except as is provided in this Article VI (other than claims or causes of action arising from fraud).

ARTICLE VII
MISCELLANEOUS

Section 7.1                                   Acknowledgements.

Each party acknowledges that it has relied on the representations and warranties of the other party expressly and specifically set forth in this Agreement.  Such representations and warranties constitute the sole and exclusive representations and warranties of the parties hereto in connection with the transactions contemplated hereby, and the parties hereto understand, acknowledge and agree that all other representations and warranties of any kind or nature, whether expressed, implied or statutory, oral or written, past or present, are specifically disclaimed.

Section 7.2                                   Cooperation; Further Assurances.

Acacia and the Partnership shall use their respective commercially reasonable efforts, and the Partnership will use commercially reasonable efforts to cause Holdings and Operating, to obtain all approvals and consents required by or necessary for the Transaction.  Each of the parties acknowledges that certain actions may be necessary with respect to the matters and actions contemplated by this Agreement and the Assignment Agreement such as making notifications and obtaining consents or approvals or other clearances that are material to the consummation of the Transaction, and each agrees to take all appropriate action and to do all things necessary, proper or advisable under Applicable Laws and regulations to make effective the Transaction; provided, however, that nothing in this Agreement will require any party hereto to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement or the Assignment Agreement.

Section 7.3                                   Expenses.

Except as otherwise provided herein and regardless of whether the Transaction is consummated, each party shall pay its own expenses incident to this Agreement and all action taken in preparation for carrying this Agreement into effect.

Section 7.4                                   Notices.

Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another party hereto (herein collectively called “Notice”) shall be in writing and delivered in person, by courier service requiring acknowledgment of receipt of delivery or by fax, as follows:

If to Acacia, addressed to:

Acacia Natural Gas Corp I, Inc.

2501 Cedar Springs Rd.

Dallas, TX 75201

Attention: General Counsel

Tel: (214) 953-9500

Fax: (214) 721-9383

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.

2001 Ross Avenue

Dallas, TX 75201

Attention: Douglass M. Rayburn

Tel: (214) 953-6634

Fax: (214) 661-4634

If to the Partnership or Holdings, addressed to:

EnLink Midstream Partners, LP

2501 Cedar Springs Rd.

Dallas, TX 75201

Attention: General Counsel

Tel: (214) 953-9500

Fax: (214) 721-9383

with copies (which shall not constitute notice) to:

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

P.O. Box 1347

Attention: Louis G. Hering

Tel: (302) 658-9200

Fax: (302) 658-3989

Notice given by personal delivery or courier service shall be effective upon actual receipt.  Notice given by fax shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

Section 7.5                                   Governing Law.

(a)                                 This Agreement shall be subject to and governed by the laws of the State of Delaware, without regard to its principles of conflicts of law.  Each Party hereby submits to the exclusive jurisdiction of and venue in the state and federal courts in the State of Delaware for any legal proceeding between the parties arising out of or relating to this Agreement, the Assignment Agreement or the Transaction.

(b)                                 Each of the parties agrees that service of summons, complaint or other process in connection with any legal proceeding described in paragraph (a) above may be made by overnight courier addressed to such party at the address provided in Section 7.4 of this Agreement and that service so made shall be as effective as if personally made in the State of Delaware.

(c)                                  Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding between the parties arising out of or relating to this Agreement, the Assignment Agreement or the Transaction.

Section 7.6                                   Public Statements.

The parties hereto shall consult with each other and no party shall issue any public announcement or statement with respect to this Agreement or the Transaction without the consent of the other party, unless the party desiring to make such announcement or statement, after seeking such consent from the other parties, obtains advice from legal counsel that a public announcement or statement is required by Applicable Law or stock exchange regulations.

Section 7.7                                   Entire Agreement; Amendments and Waivers.

(a)                                 This Agreement and the Assignment Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Each party to this Agreement agrees that no other party to this Agreement (including its agents and representatives) has made any representation, warranty, covenant or agreement to or with such party relating to this Agreement or the Transaction, other than those expressly set forth herein and in the Assignment Agreement, as applicable.

(b)                                 No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by each party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 7.8                                   Action by the Partnership.

With respect to any action, Notice, consent, approval or waiver that is required to be taken or given or that may be taken or given by the Partnership with respect to the Transaction, such action, Notice, consent, approval or waiver shall be taken or given by the Conflicts Committee on behalf of the Partnership.

Section 7.9                                   Conflicting Provisions.

This Agreement and the Assignment Agreement, read as a whole, set forth the parties’ rights, responsibilities and liabilities with respect to the Transaction.  In this Agreement and the Assignment Agreement, and as between them, specific provisions prevail over general provisions.  In the event of a conflict between this Agreement and the Assignment Agreement, this Agreement shall control.

Section 7.10                            Binding Effect and Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, benefits or obligations hereunder shall be assigned or transferred, by operation of law or otherwise, by any party hereto without the prior written consent of each other party; provided, however, that the Partnership may assign any of its rights, interests, obligations or benefits under this Agreement (including its right to acquire some or all of the Transferred Interests at the Closing) to any direct or indirect subsidiary or other Affiliate of the Partnership.  Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except for express language with respect to the Partnership Indemnified Parties and the Acacia Indemnified Parties contained in the indemnification provisions of Article VI.

Section 7.11                            Severability.

If any provision of the Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Partnership and Acacia shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all of the remaining provisions of this Agreement shall remain in full force and effect.

Section 7.12                            Interpretation.

It is expressly agreed by the parties that neither this Agreement nor the Assignment Agreement shall be construed against any party hereto or thereto, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement, the Assignment Agreement or any provision hereof or thereof or who supplied the form of this Agreement or the Assignment Agreement.  Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transactions contemplated by this Agreement and, therefore, waives the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 7.13                            Headings.

The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.  The Exhibits and Appendices referred to herein are attached hereto and incorporated herein by this reference, and unless the context expressly requires otherwise, such Exhibits and Appendices are incorporated in the definition of “Agreement.”

Section 7.14                            Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

*    *    *    *     *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACACIA:

ACACIA NATURAL GAS CORP I, INC.

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and
Chief Financial Officer

THE PARTNERSHIP:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	Executive Vice President and
Chief Financial Officer

Signature Page to Contribution and Transfer Agreement

Exhibit A

Form of Assignment Agreement

[See Attached]

ASSIGNMENT AGREEMENT

This ASSIGNMENT AGREEMENT (this “Assignment Agreement”), dated as of May 27, 2015, is entered into by and among Acacia Natural Gas Corp I, Inc., a Delaware corporation (“Acacia”), EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and EnLink Midstream Operating, LP, a Delaware limited partnership (“Operating”).  Acacia, the Partnership and Operating may be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS

A.                                    Pursuant to the terms of a Contribution and Transfer Agreement (the “Contribution Agreement”, with capitalized terms used but not defined herein having the respective meanings set forth in the Contribution Agreement), dated as of the date hereof, between Acacia and the Partnership, Acacia has agreed to transfer to the Partnership or its designee the Transferred Interests.

B.                                    Pursuant to Section 2.1 of the Contribution Agreement, the Partnership desires to assign to Operating and Operating desires to accept from the Partnership all of the Partnership’s right to acquire the Transferred Interests.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.1.                            Assignment of the Transferred Interests.  At the direction of the Partnership, Acacia hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers the Transferred Interests free and clear of all Liens (other than restrictions under the Holdings Partnership Agreement and applicable federal and state securities laws) to Operating and Operating hereby accepts and assumes obligations arising or accruing from and after the date hereof with respect to the Transferred Interests, effective as of the Closing.

1.2.                            Contribution Agreement.  This Assignment Agreement is subject to, in all respects, the terms and conditions of the Contribution Agreement, and nothing contained herein is meant to enlarge, diminish or otherwise alter the terms and conditions of the Contribution Agreement or the Parties’ duties and obligations contained therein.  To the extent there is a conflict between this Assignment Agreement and the Contribution Agreement, the terms of the Contribution Agreement will control.

1.3.                            Incorporation of Terms.  The following provisions of the Contribution Agreement are hereby incorporated into and specifically made applicable to this Assignment Agreement (provided, that, unless such incorporated provisions refer specifically to “the Assignment Agreement,” in construing such incorporated provisions, any reference to “this Agreement” shall be deemed to refer to this Assignment Agreement and any reference to “a party” or “the parties” shall be deemed to refer to a Party or the Parties, as applicable):

Section 7.2 (Cooperation; Further Assurances)

Section 7.3 (Expenses)

Section 7.5 (Governing Law)

Section 7.6 (Public Statements)

Section 7.7 (Entire Agreement; Amendments and Waivers)

Section 7.10 (Binding Effect and Assignment)

Section 7.11 (Severability)

Section 7.12 (Interpretation)

Section 7.13 (Headings)

Section 7.14 (Multiple Counterparts)

IN WITNESS WHEREOF, the Parties have executed this Assignment Agreement as of the date first written above.

ACACIA:

ACACIA NATURAL GAS CORP I, INC.

By:
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

THE PARTNERSHIP:

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its general partner

By:
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

OPERATING:

ENLINK MIDSTREAM OPERATING, LP

By:	EnLink Midstream Operating GP, LLC,
its general partner

By:
	Name:	Michael J. Garberding
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Assignment Agreement]

Exhibit B

Form of Partnership Agreement Amendment

[See Attached]

AMENDMENT NO. 3 TO

SEVENTH AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP

OF
ENLINK MIDSTREAM PARTNERS, LP

This AMENDMENT NO. 3 TO SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENLINK MIDSTREAM PARTNERS, LP (this “Amendment”), dated as of May 27, 2015, is entered into by EnLink Midstream GP, LLC, a Delaware limited liability company (the “General Partner”), as general partner of EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).  Capitalized terms used but not defined herein are used as defined in the Seventh Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of July 7, 2014, as amended by Amendment No. 1 thereto, dated as of February 17, 2015, and Amendment No. 2 thereto, dated as of March 16, 2015 (as so amended, the “Partnership Agreement”).

RECITALS:

WHEREAS, Section 13.1(d)(i) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement to reflect a change that, in the discretion of the General Partner, does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect. The General Partner has determined that the following amendment to the Partnership Agreement does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect.

WHEREAS, Section 5.4 of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose at any time and from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Partner or Assignee, may amend any provision of the Partnership Agreement to reflect an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.4 of the Partnership Agreement.

WHEREAS, Acacia Natural Gas Corp I, Inc., a Delaware corporation (“Acacia”), and the Partnership have entered into that certain Contribution and Transfer Agreement (the “Contribution Agreement”) dated May 27, 2015, pursuant to which Acacia will contribute a 25.0% limited partnership interest in EnLink Midstream Holdings, LP to the Partnership or its designee in exchange for Class E Common Units.

WHEREAS, the General Partner has determined that it is in the best interest of the Partnership to adopt this Amendment in order to provide for the issuance of the Class E Common Units to certain persons pursuant to the Contribution Agreement.

WHEREAS, acting pursuant to the power and authority granted to it: (i) under Section 13.1(d)(i) of the Partnership Agreement, the General Partner has determined that this Amendment to the Partnership Agreement does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, and (ii) under Section 13.1(g) of the Partnership Agreement, the General Partner has determined that this Amendment to the Partnership Agreement is necessary and advisable in connection with the authorization of issuance of the Class E Common Units.

NOW, THEREFORE, the Partnership Agreement is amended as follows:

Section 1.                                           Amendment Relating to Class E Common Units.

(a)                                 Section 1.1 is amended to add or amend and restate the following definitions in the appropriate alphabetical order:

(i)                                     “Class E Capital Amount” has the meaning ascribed to such term in Section 5.3(a).

(ii)                                  “Class E Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to the Class E Common Units in this Agreement.

(iii)                               “Class E Conversion Effective Date” has the meaning assigned to such term in Section 5.10(b)(vi).

(iv)                              “Contribution Agreements” means, collectively, the First Contribution Agreement, the Closing Contribution Agreement, the 2013 Contribution Agreement, the 2015 Contribution Agreement and the Second 2015 Contribution Agreement.

(v)                                 “Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including, without limitation, Common Units, Class C Common Units, Class D Common Units, Class E Common Units and Incentive Distribution Rights.

(vi)                              “Second 2015 Contribution Agreement” means the Contribution and Transfer Agreement by and between Acacia and the Partnership, dated as of May 27, 2015.

(vii)                           “Second 2015 Contribution Agreement Closing Date” means the date of the closing of the contribution of a 25.0% limited partnership interest in EnLink

2

Midstream Holdings, LP to the Partnership or its designee pursuant to the Second 2015 Contribution Agreement.

(viii)                        “Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Class C Common Units, Class D Common Units and Class E Common Units but shall not include (i) General Partner Units (or the General Partner Interest represented thereby) or (ii) Incentive Distribution Rights.

(b)                                 Section 1.1 of the Partnership Agreement is hereby further amended to delete the final sentence of the definition of “Common Unit” and replace it with the following:

The term “Common Unit” does not refer to a Class C Common Unit, a Class D Common Unit or a Class E Common Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

(c)                                  Section 5.3(a) of the Partnership Agreement is amended to add the following at the end of such section:

The initial Capital Account balance in respect of each Class E Common Unit shall equal (A) the closing price of a Common Unit on the National Securities Exchange on the Second 2015 Contribution Agreement Closing Date less (B) the excess of (x) the amount of distribution paid per Common Unit with respect to the Quarter commencing on April 1, 2015, over (y) the amount of distribution paid per Class E Common Unit with respect to the Quarter commencing on April 1, 2015 (the “Class E Capital Amount”), and the initial Capital Account balance of each holder of Class E Common Units in respect of all Class E Common Units held shall be the product of such Class E Capital Amount multiplied by the number of Class E Common Units held thereby.

(d)                                 Article V is amended to add a new Section 5.10 creating a new series of Units to read in its entirety:

Section 5.10.                             Establishment of Class E Common Units.

(a)                                 General. The General Partner hereby designates and creates a series of Units to be designated as “Class E Common Units” and consisting of a total of 36,629,888 Class E Common Units, having the same rights and preferences, and subject to the same duties and obligations as the Common Units, except as set forth in this Section 5.10.

(b)                                 Rights of Class E Common Units. During the period commencing upon the date of issuance of the Class E Common Units and ending on the Class E Conversion Effective Date, the Class E Common Units shall have the following rights and preferences and shall be subject to the following duties and obligations:

(i)                                     Allocations. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class E Common Units to the same extent

3

as such items would be so allocated if such Class E Common Units were Common Units that were then Outstanding.

(ii)                                  Distributions. Except as otherwise provided in this Agreement, the Class E Common Units shall have the right to share in partnership distributions of Available Cash pursuant to Section 6.3, 6.4 or 6.5 on a pro rata basis with the Common Units (excluding distributions with respect to (A) the Quarter commencing on April 1, 2015 and (B) the Quarter commencing on January 1, 2015), so that the amount of any Partnership distribution to each Common Unit will equal the amount of such distribution to each Class E Common Unit.  The Class E Common Units shall have the right to share in Partnership distributions of Available Cash pursuant to Section 6.3, 6.4 or 6.5 with respect to the Quarter commencing on April 1, 2015, so that the amount of any Partnership distribution to each Class E Common Unit in respect of such Quarter will equal (A) the amount of the distribution in respect of such Quarter to each Common Unit multiplied by (B) a fraction, (x) the numerator of which is the number of days commencing with the Second 2015 Contribution Agreement Closing Date and ending with the last day of such Quarter and (y) the denominator of which is the total number of days in such Quarter.  For the avoidance of doubt, the holders of the Incentive Distribution Rights shall be entitled to receive distributions pursuant to subsections (b)-(d) of Section 6.4 for the Quarter commencing on April 1, 2015 in respect of the Class E Common Units, determined as if the Class E Common Units were treated as Common Units, and with appropriate adjustments made to take into account the period in which the Class E Common Units were outstanding during the Quarter commencing on April 1, 2015, each as determined by the General Partner in its discretion.

(iii)                               Voting Rights.  Prior to the Class E Conversion Effective Date, the Class E Common Units shall be entitled to vote as a single class with the holders of the Common Units and the Class C Common Units on any matters on which Unitholders are entitled to vote, and shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class E Common Units in relation to other classes of Partnership Interests (including as a result of a merger or consolidation) or as required by law.  The approval of a majority of the Class E Common Units shall be required to approve any matter for which the holders of the Class E Common Units are entitled to vote as a separate class.  Each Class E Common Unit will be entitled to the number of votes equal to the number of Common Units into which a Class E Common Unit is convertible at the time of the record date for the vote or written consent on the matter.

(iv)                              Certificates.  The Class E Common Units shall be evidenced by certificates in such form as the General Partner may approve and, subject to the satisfaction of any applicable legal, regulatory and

4

contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units.

(v)                                 Registrar and Transfer Agent.  The General Partner will act as, or otherwise appoint, the registrar and transfer agent of the Class E Common Units.

(vi)                              Conversion.  Each Class E Common Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units or other Units that occurs prior to the conversion of the Class E Common Units) effective as of the first Business Day following the Record Date for the distribution with respect to the Quarter commencing on April 1, 2015 (the “Class E Conversion Effective Date”) without any further action by the holders thereof and without the approval of any Partner.  The terms of the Class E Common Units will be changed, automatically and without further action, on the Class E Conversion Effective Date so that each Class E Common Unit is converted into one Common Unit and, immediately thereafter, none of the Class E Common Units shall be Outstanding.  Such conversion shall be effective as of the Class E Conversion Effective Date, and the Person entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record holder of such Common Units as of such date.

(vii)                           Common Unit Issuance.  On the Class E Conversion Effective Date, each Unitholder holder Class E Common Units shall surrender the certificate or certificates representing the Class E Common Units at the office of the Transfer Agent for such Units, and the Transfer Agent shall issue to such holder a certificate or certificates for the number of Common Units to which such holder is entitled and the Partnership shall cause the Transfer Agent to reflect the issuance of the Common Units book entry on the books and records of the Partnership.

(e)                                  Section 6.1(d)(iii)(A) is amended and restated to read in its entirety as follows:

(A)                               If the amount of cash or the Net Agreed Value of any property distributed (except (x) for any difference resulting from the application of Section 5.10(b)(ii) to the Quarter commencing on April 1, 2015 or the Quarter commencing on January 1, 2015, (y) for any difference resulting from the application of Section 5.8(b)(ii) to the 2015 Closing Quarter or the Preceding Quarter or (z) cash or property distributed or deemed distributed pursuant to Section 12.4) to any class of Unitholder with respect to its Units (other than to the Series A Preferred Unitholders with respect to the Series A Preferred Units) for a taxable period is greater (on a per Unit basis) than the amount of cash or the Net Agreed Value of property distributed to any other class of Unitholders (other than the class of Unitholders holding Series A Preferred Units) with

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respect to their Units (on a per Unit basis) for such taxable period, then (1) each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (aa) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution (on a per Unit basis) to the Unitholders (other than the class of Unitholders holding Series A Preferred Units) receiving the smallest distribution and (bb) the number of Units owned by the Unitholder receiving the greater distribution; and (2) the General Partner shall be allocated gross income in an aggregate amount equal to the product obtained by multiplying (aa) the quotient determined by dividing (x) the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs, by (y) the sum of 100% less the General Partner’s Percentage Interest at the time in which the greater cash or property distribution occurs times (bb) the sum of the amounts allocated in clause (1) above.

Section 2.                                           General Authority. The appropriate officers of the General Partner are hereby authorized to make such further clarifying and conforming changes they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment.

Section 3.                                           Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 4.                                           Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the General Partner has executed this Amendment to be effective as of the date first set forth above.

GENERAL PARTNER:

EnLink Midstream GP, LLC

By:
Name:	Michael J. Garberding
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Amendment No. 3 to Seventh Amended and Restated Agreement of Limited Partnership]

Appendix A

The Partnership and Acacia Designated Personnel

Acacia Designated Personnel:

•                  Michael Garberding

•                  Alaina Brooks

Partnership Designated Personnel:

•                  Michael Garberding

•                  Alaina Brooks